Globalstar


Launching
the **future**.

Second Quarter 2011 Earnings Call Presentation

August 4, 2011

Globalstar Introduction
Safe Harbor Language

This presentation contains certain statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our ability to develop and expand our business, our anticipated capital spending (including for future satellite procurements and launches), our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes, the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, commercial acceptance of our new Simplex products, including our SPOT family of products, problems relating to the ground-based facilities operated by us or by independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this presentation regarding matters that are not historical facts, involve predictions.

Any forward-looking statements made in this presentation speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Second Quarter Highlight – SPOT Consumer Products

Record activations and increased revenue

- Globalstar recorded the highest number of SPOT activations per quarter since the Company began selling the revolutionary MSS consumer products
- During the quarter, Globalstar activated 19,578 SPOT product family units, due primarily to the success of the SPOT Satellite GPS Messenger™
- Because of the success of the SPOT products, Globalstar also recorded total revenue of $19.0 million during the quarter, compared with just over $17.6 million for the same quarter in 2010
- Globalstar also began to promote the revolutionary SPOT Connect™ communicator for smartphones
- SPOT Connect provides one-way messaging connectivity using the Globalstar satellite network for sending GPS location-based text messages to friends, family and co-workers


spot



Second Quarter Highlight – Financing
Globalstar completed $38 million capital raise

- On June 21st Globalstar announced it had completed a private placement with select current institutional investors, including Thermo Funding Company LLC, to raise initial gross proceeds of $38 million, before deducting fees and other offering expenses.
- Proceeds of this financing will be used to meet a portion of the Company's capital expenditure needs, including the procuring and deploying the second-generation constellation and other operating costs.

Globalstar



Post-Quarter Highlight
Second-generation satellite launch

- Globalstar successfully launched six new second-generation satellites from the Baikonur Cosmodrome in Kazakhstan on July 13, 2011
- The Company expects to conduct two additional launches of six satellites each
- With each subsequent launch, customers who use Globalstar's voice and duplex data services can expect a progressive improvement in reliability and performance



Post-Quarter Highlight

Continued growth of M2M Commercial Enterprise Solutions

- Globalstar resellers are successfully implementing workplace safety product trials, using the commercial and intrinsically safe version of the SPOT Satellite GPS Messenger known as SPOT IS™
- Globalstar has signed an agreement with ADS-B Technologies LLC who is working to develop a worldwide leading edge satellite based air traffic control management system using the Globalstar satellite network



ADS-B Technologies

Space Segment - Constellation Update

Globalstar Launch Two

- On July 13, 2011 Arianespace successfully launched six new Globalstar second-generation satellites from the Baikonur Cosmodrome in Khazahkstan using the Soyuz launch vehicle
- All six satellites were successfully acquired - Globalstar has initiated satellite in-orbit testing and the performance of all six spacecraft continues to be nominal
- The first of the six satellites is now operational and is providing service outside of North America





Satellite License Update
Licensing will pave way to operate new satellites in US

- Earlier this year, the FCC granted Globalstar conditional authority to operate its second-generation satellites within the United States pending registration of the constellation with France.
- Globalstar has been working closely with CNES, the French Space Agency, and is pleased to report that CNES has provided a positive recommendation to the French Space Ministry that Globalstar has complied with needed technical requirements, and we are now waiting for the Ministry's approval and registration of our constellation with the United Nations
- Once Globalstar has activated its North American ground stations, it will increase coverage availability for Globalstar voice and duplex data customers in the United States, Canada, Northern Mexico, Puerto Rico and the surrounding regions.



Space Segment - Constellation Update

Upcoming Globalstar Launches

- Globalstar is planning two additional launches of six satellites per launch using the Soyuz launch vehicle prior to the end of 2011
- Both remaining launches are to be conducted at the Baikonur Cosmodrome in Khazakstan
- Thales Alenia Space is about to complete the assembly, integration and testing of the next six satellites in order to ship them to the pre-launch facility at Baikonur
- Globalstar expects the third launch of these six satellites to take place in early October 2011



Income Statement Review
Q2 2010 vs. Q2 2011

($ in 000s)	Three Months Ended:	
	June 2010	June 2011
Revenue		
Service Revenue	$ 12,908	$ 13,377
Equipment Revenue	4,714	5,622
Total Revenue	**$ 17,622**	**$ 18,999**
Operating Expenses		
Cost of Services	$ 6,974	$ 7,291
Cost of Subscriber Equipment	3,477	3,667
Marketing, General & Administrative	10,122	11,572
Total	$ 20,573	$ 22,530
Other Non-Cash Operating Expenses:		
Reduction in the Value of Equipment	$ 60	$ 331
Reduction in the Value of Assets	-	161
Depreciation, Amortization & Accretion	5,973	12,795
Total	$ 6,033	$ 13,287
Total Operating Expenses	**$ 26,606**	**$ 35,817**
Operating Loss	**$ (8,984)**	**$ (16,818)**
Other Income (Expense)	$ (10,265)	$ 2,750
Net Loss	**$ (19,249)**	**$ (14,068)**
Adjusted EBITDA [1]	**$ (304)**	**$ (1,194)**

(1) Refer to Appendix A for definition.

Globalstar

5.0% Convertible Notes Financing

In June, the Company completed a $38 million financing of 5.0% Convertible Senior Unsecured Notes. The investors have an option to purchase up to $12 million of additional notes through September 15, 2011.

- **Amount**: $38 million (with an option to increase to $50 million)
- **Conversion Price**: $1.25
- **Maturity**: Earlier of (i) December 14, 2021, or (ii) six months following the maturity of COFACE
- **Interest**: 5.0% PIK
- **Warrants**: 15.2 million (20 million with option) with $1.25 strike price

Note: Refer to Indenture and other publicly available documents for additional information

2011 Liquidity

($ in millions)

Liquidity	June 2011
Q2 2011 Ending Cash Balance	$ 24
COFACE Availability	10
Contingent Equity	60
Total	**$ 94**

Significant Cash Obligations for Remainder of 2011:	Q3 2011	Q4 2011	Total
Thales Alenia Second-Generation Satellites	$ 12	$ 1	$ 13
Arianespace Launch Services	5	9	14
Launch Insurance	9	9	18
Hughes (1)	29	9	38
5.75% Notes Cash Interest	-	2	2
Other Capital Expenditures and Capitalized Labor	2	1	3
Total	**$ 57**	**$ 31**	**$ 88**

(1) The Company is currently in negotiations with Hughes to modify the contract payment terms, but it cannot provide any assurance that this will be achieved.

Globalstar

Globalstar Key Value Drivers

Core MSS Voice and Data Products and Services (Duplex)	• Historically, the most significant driver of cash flow with high customer average revenue per user ("ARPU") • Concurrent with the completion of the 2nd generation constellation high quality duplex service will be restored • High voice quality, low latency, low-cost provider
SPOT Family of Consumer Retail Products and Services (Retail Simplex)	• To date, over 280,000 SPOT units sold • Over 10,000 points of distribution including major Big Box distributors (Best Buy, REI, West Marine, Marathon, etc.) • Industry's only consumer focused satellite tracking and life saving services worldwide • Continued development and deployment of innovative consumer products
Commercial Simplex Products and Services (Commercial Simplex)	• Reliable machine-to-machine asset tracking capabilities • Designed to address the market need for small and cost-effective solutions for sending data (such as location) from assets in remote locations • Cost effective asset tracking, monitoring and mobile security connectivity
Significant Spectrum Asset	• Unique, 25+ MHz in the U.S. of which 19.275 MHz are ATC approved (1) • L-band and S-band spectrum assets • Given recent FCC developments, Globalstar believes it is well positioned to realize untapped value from its significant spectrum asset

(1) Subject to meeting the FCC's ATC gating criteria.



Globalstar

Launching the Future

Appendix A

Adjusted EBITDA is adjusted to exclude non-cash compensation expense, asset impairment charges, foreign exchange gains/(losses) and certain other one-time charges. Management uses Adjusted figures for EBITDA in order to manage the Company's business and to compare its results more closely to the results of its peers.